UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 14, 2022

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, UT 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 15, 2021, as previously announced, Todd R. Pedersen, former Chief Executive Officer of Vivint Smart Home, Inc. (the “Company”), stepped down from his position as the Company’s Chief Executive Officer. In connection with Mr. Pedersen’s stepping down as Chief Executive Officer of the Company in 2021 and to induce him to execute a release of claims in favor of the Company, on April 14, 2022, the Company and Mr. Pedersen entered into a Separation Agreement (the “Separation Agreement”) and Mr. Pedersen entered into a Release and Waiver of Claims in favor of the Company (the “Release”) in connection therewith. Pursuant to the Separation Agreement, Mr. Pedersen is entitled to:

•

subject to execution and non-revocation of the Release and, in respect of items (ii)-(iv) listed below, continued compliance with the restrictive covenants Mr. Pedersen is subject to pursuant to the terms of his employment agreement and outstanding equity awards (collectively, the “Restrictive Covenants”), the following payments and benefits to which Mr. Pedersen was eligible for pursuant to the Employment Agreement, dated as of March 2, 2020, by and between Mr. Pedersen and the Company (the “Employment Agreement”), in connection with a termination without “Cause”:

•

(i) a lump sum cash severance payment equal to $341,930.81, in respect of a pro rata portion of Mr. Pedersen’s annual target bonus in respect of 2021, payable within 10 days following the effectiveness of the Release;

•	(ii) a lump sum cash payment equal to $2,103,671.62, which is equal to 200% of Mr. Pedersen’s base salary, payable within 55 days following the effectiveness of the Release;

•	(iii) a lump sum cash payment equal to $2,581,895.36, which is equal to 200% of Mr. Pedersen’s annual bonus for 2020, payable within 55 days following the effectiveness of the Release; and

•

(iv) a lump sum cash payment equal to $35,269.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Pedersen and his dependents for 24 months, to the extent not already paid, payable within 55 days following the effectiveness of the Release.

In addition, subject to (i) Mr. Pedersen’s continued compliance with the Restrictive Covenants and (ii) execution and non-revocation of the Release: (A) the Company will pay $67,795.00, on behalf of Mr. Pedersen, to buy out Mr. Pedersen’s leased Company automobile and Mr. Pedersen shall be permitted to retain such automobile; and (B) each of Mr. Pedersen’s outstanding grants of restricted stock units under the Company’s 2020 Omnibus Incentive Plan (the “Outstanding Awards”) will continue to vest during the period of time that Mr. Pedersen continues to serve as a director on the Company’s board of directors (the “Board”) according to their terms; provided, however that if Mr. Pedersen breaches the Restrictive Covenants, Mr. Pedersen will forfeit all rights with respect to the Outstanding Awards.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated April 14, 2022, by and among Vivint Smart Home, Inc. and Todd R. Pedersen

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Dale R. Gerard
Name:	Dale R. Gerard
Title:	Chief Financial Officer

Date: April 15, 2022